February 2024
Preliminary Pricing Supplement No. 995
Registration Statement Nos. 333-275587; 333-275587-01
Dated February 9, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

▪    Linked to the lowest performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF (each referred to as an “underlying”)

▪    The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

▪    Automatic Call. The securities will be automatically called if the fund closing price of the lowest performing underlying on the call date is greater than or equal to the respective starting price for a call payment equal to the face amount plus the call premium of at least 8.80% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

▪    Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

▪    If the ending price of the lowest performing underlying is greater than the respective starting price, you will receive a maturity payment amount equal to the face amount plus a positive return equal to 100% of the percentage increase in the price of the lowest performing underlying from the respective starting price.

▪    If the ending price of the lowest performing underlying is equal to or less than the respective starting price, but greater than or equal to 80% of the respective starting price, which we refer to as the threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

▪    If the ending price of the lowest performing underlying is less than the respective threshold price, investors will be exposed to the decline in the lowest performing underlying beyond 20%, and investors will lose some or a significant portion of their initial investment.

▪    The maturity payment amount may be significantly less than the face amount, and you could lose up to 80% of your investment.

▪    The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the fund closing price each underlying is greater than or equal to the respective starting price on the call date or maturity payment amount greater than the face amount if the ending price of each underlying is greater than the respective starting price on the calculation day, in addition to the buffer feature that applies to only a limited range of performance of the lowest performing underlying.

▪    Because all payments on the securities are based on the lowest performing of the underlyings, a decline in price of more than 20% by either underlying will result in a loss on your investment, even if the price of the other underlying as appreciated or has not declined as much.

▪    If the securities are automatically called prior to maturity, investors will not participate in any appreciation of either underlying.

▪    The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪    All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪    These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the underlyings.

The current estimated value of the securities is approximately $952.50 per security, or within $45.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023	Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	February 22, 2027†, subject to postponement if the calculation day is postponed
Underlyings:	Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”) and Vanguard Information Technology ETF (the “VGT Shares”)
Fund underlying index:	With respect to the QQQ Shares, Nasdaq-100 Index® With respect to the VGT Shares, MSCI US Investable Market Information Technology 25/50 Index
Fund underlying index sponsor:	With respect to the QQQ Shares, Nasdaq, Inc., or any successor thereof With respect to the VGT Shares, MSCI Inc., or any successor thereof
Automatic call:

If, on the call date, the fund closing price of the lowest performing underlying is greater than or equal to the respective starting price, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the fund closing price of the either underlying is less than the respective starting price on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the lowest performing underlying on the call date significantly exceeds the respective starting price. If the securities are automatically called, you will not participate in any appreciation of either underlying.

Call payment:

The call payment will be an amount in cash per face amount of at least $1,088, which corresponds to a call premium of at least 8.80% per annum. The actual call payment and call premium will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Call date:	February 24, 2025†*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

▪   if the ending price of the lowest performing underlying is greater than the respective starting price:

$1,000 + ($1,000 × fund return of the lowest performing underlying × participation rate)

▪   if the ending price of the lowest performing underlying is equal to or less than the respective starting price but greater than or equal to the respective threshold price:

$1,000

▪   if the ending price of the lowest performing underlying is less than the respective threshold price:

$1,000 + [$1,000 × (fund return of the lowest performing underlying + buffer amount)]

Under these circumstances, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

Participation rate:	100%
Buffer amount:	20%
Starting price:	With respect to the QQQ Shares: $ , which is the fund closing price on the pricing date With respect to the VGT Shares: $ , which is the fund closing price on the pricing date
Ending price:	With respect to each underlying, the fund closing price on the calculation day
Threshold price:	With respect to the QQQ Shares: $ , which is equal to 80% of the starting price With respect to the VGT Shares: $ , which is equal to 80% of the starting price
Calculation day:	February 17, 2027**†, subject to postponement for non-trading days and certain market disruption events.
February 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Lowest performing underlying:	The underlying with the lower fund return
Fund return:	With respect to each underlying, (ending price – starting price) / (starting price)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	February 16, 2024*†
Original issue date:	February 22, 2024*† (3 business days after the pricing date)
CUSIP / ISIN:	61771WZS0 / US61771WZS06
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the call date, calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

February 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $952.50, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount, the buffer amount and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027 (the “securities”) may be appropriate for investors who:

▪	believe that the fund closing price of each underlying will be greater than or equal to the respective starting price on the call date;

▪	seek the potential for a fixed return if the price of each underlying has appreciated at all as of the call date in lieu of full participation in any potential appreciation of either underlying;

▪	if the securities are not automatically called prior to maturity, seek exposure to the positive performance of the lowest performing underlying if the ending price of the lowest performing underlying is greater than the respective starting price;

▪	if the securities are not automatically called prior to maturity, seek to obtain a buffer against a specified level of negative performance of the lowest performing underlying;

▪	understand that if the fund closing price of either underlying is less than the respective starting price on the call date or the ending price of either underlying is less than the respective starting price on the calculation day, they will not receive any positive return on their investment in the securities, and that if the price of either underlying on the calculation day has declined by more than 20% from the respective starting price, they will receive less, and possibly 80% less, than the face amount per security at maturity;

▪	understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

▪	understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on the call date or, if the securities are not automatically called prior to maturity, on the calculation day, and that they will not benefit in any way from the performance of the better performing underlying on either date;

▪	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	understand and are willing to accept the full downside risks of each underlying;

▪	are willing to forgo interest payments on the securities and dividends on the underlyings and the stocks composing the fund underlying indices; and

▪	are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	require full payment of the face amount of the securities at maturity;

▪	believe that the fund closing price of each underlying will be less than the respective starting price on the call date or the calculation day;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that, if the fund closing price of either underlying is less than the respective starting price on the call date or, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

▪	are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the price of the lowest performing underlying on the calculation day may decline by more than 20% from the respective starting price to the respective ending price, in which case they will receive less, and possibly 80% less, than the face amount per security at maturity;

▪	seek current income;

▪	are unwilling to accept the risk of exposure to the underlyings;

▪	are unwilling to accept our credit risk; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Invesco QQQ TrustSM, Series 1 Overview” and “Vanguard Information Technology ETF Overview” below.

February 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

February 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from the respective starting price to the respective fund closing price on the call date or the calculation day, as applicable.

February 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the fund closing price of each underlying on the call date, and the maturity payment amount will be determined by reference to the fund closing price of each underlying on the calculation day. The actual call payment, starting prices and threshold prices will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	3 years
Hypothetical call payment:

The hypothetical call payment will be an amount in cash per face amount (corresponding to a return of approximately 8.80% per annum), as follows:

•     Call date: $1,088

No further payments will be made on the securities once they have been called.

Hypothetical starting price:	With respect to the QQQ Shares: $100.00 With respect to the VGT Shares: $100.00
Hypothetical threshold price:	With respect to the QQQ Shares: $80.00, which is 80% of the hypothetical starting price With respect to the VGT Shares: $80.00, which is 80% of the hypothetical starting price
Participation rate:	100%
Buffer amount:	20%

* The hypothetical starting price of $100.00 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of either underlying. The actual starting prices and threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	QQQ Shares Fund Closing Price	VGT Shares Fund Closing Price	Payment (per Security)
Call date	$150.00 (greater than or equal to the starting price)	$125.00 (greater than or equal to the starting price)	$1,088

In this example, on the call date, the fund closing price of each underlying is greater than or equal to the respective starting price. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,088 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in either underlying.

February 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

How to calculate the payment investors will receive at maturity:

In the following examples, the fund closing price of one or both underlyings is less than the respective starting price on the call date, and, consequently, the securities are not automatically called prior to maturity.

	QQQ Shares Fund Closing Price	VGT Shares Fund Closing Price	Maturity Payment Amount (per Security)
Example 1	$120.00 (greater than the starting price)	$110.00 (greater than the starting price)	$1,000 + ($1,000 × fund return of the lowest performing underlying × participation rate) = $1,000 + ($1,000 × 10% × 100%) = $1,100
Example 2	$150.00 (greater than the starting price)	$90.00 (less than the starting price but greater than or equal to the threshold price)	$1,000
Example 3	$40.00 (less than the threshold price)	$105.00 (greater than the starting price)	$1,000 × [$1,000 × (fund return of the lowest performing underlying + buffer amount)] = $1,000 + [$1,000 × (-60% + 20%)]= $600
Example 4	$50.00 (less than the threshold price)	$20.00 (less than the threshold price)	$1,000 + [$1,000 × (-80% + 20%)]= $400

In example 1, the ending price of each underlying is greater than the respective starting price. The price of the QQQ Shares has appreciated by 20%, while the price of the VGT Shares has appreciated by 10%. Therefore, investors receive at maturity the face amount plus a return reflecting 100% of the appreciation of the lowest performing underlying. Investors receive $1,100 per security at maturity.

In example 2, the ending price of one underlying is greater than the respective starting price, but the ending price of the other underlying is less than the starting price. Because the ending price of the lowest performing underlying is less than the respective starting price but greater than or equal to the respective threshold price, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 3, the ending price of one underlying is greater than the respective starting price, but the ending price of the other underlying is less than the respective threshold price. Therefore, investors are exposed to the negative performance of the lowest performing underlying beyond 20% and will receive a maturity payment amount that is less than the face amount of the securities, even though the price of one underlying has increased from the respective starting price. The maturity payment amount is $600 per security, representing a loss of 40% on your investment over the 3-year term of the securities.

In example 4, the ending price of each underlying is less than the respective threshold price. Therefore, investors are exposed to the negative performance of the lowest performing underlying beyond 20% and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $400 per security, representing a loss of 60% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending price of EITHER underlying is less than the respective threshold price on the calculation day, you will be exposed to any decline in the fund closing price of the lowest performing underlying beyond 20%. You may lose up to 80% of the face amount of your securities at maturity.

February 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of either underlying is less than the respective threshold price, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

▪	If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the fund closing price of each underlying is greater than or equal to the respective starting price on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of either underlying, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the lowest performing underlying had the securities not been automatically called and instead remained outstanding until maturity.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of each underlying on any day, including in relation to the respective starting price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

o	dividend rates on the underlyings or the stocks composing the fund underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the price of either underlying at the time of sale is near or below the respective threshold price or if market interest rates rise.

You cannot predict the future performance of either underlying based on historical performance. If the securities are not automatically called prior to maturity and the ending price of either underlying is less than the respective threshold price, you will be exposed to any decline in the fund closing price of the lowest performing underlying in excess of 20%. See “Invesco QQQ TrustSM, Series 1 Overview” and “Vanguard Information Technology ETF Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

February 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the fund underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying indices or the stocks that constitute the fund underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the fund underlying indices.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your

February 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices, the ending prices, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending price of an underlying in the event of a market disruption event with respect to such underlying or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the fund underlying indices), including trading in the underlyings and in other instruments related to the underlyings or fund underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the fund underlying indices and other financial instruments related to the fund underlying indices and the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the call date so that the securities are automatically called for the call payment (depending also on the performance of the other underlying) and (ii) the threshold price for such underlying, which is the price at or above which such underlying must close on the calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either underlying on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

▪	The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such

February 2024	Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive the call payment, the fund closing price of each underlying must be greater than or equal to the respective starting price on the call date. In addition, if the securities have not been called prior to maturity and the price of either underlying has declined to below the respective threshold price as of the calculation day, you will be exposed to the decline in the lowest performing underlying beyond the buffer amount, even if the price of the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 80% of the face amount of your securities. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the ending price of either underlying will decline to below 80% of the respective initial share price than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the price of each underlying must be greater than or equal to the respective starting price on the call date in order for the securities to be called prior to maturity, the securities are less likely to be called on the call settlement date than if the securities were linked to just one underlying.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the information technology sector. The stocks included in the MSCI US Investable Market Information Technology 25/50 Index and that are generally tracked by the VGT Shares are stocks of companies whose primary business is directly associated with the information technology sector, including the following sub-sectors: internet services and infrastructure, cloud networking and storage infrastructure, information technology consulting and services, technology hardware and equipment including manufacturers and distributors of communications equipment, computers and peripherals, electronic equipment and semiconductors and semiconductor equipment manufacturers. Because the value of the securities is linked to the performance of the MSCI US Investable Market Information Technology 25/50 Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the information technology sector.

The values of stocks of information technology companies and companies that rely heavily on information technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology companies and companies that rely heavily on information technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the information technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an adverse effect on the performance of the MSCI US Investable Market Information Technology 25/50 Index and, therefore, on the value of the securities.

February 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

▪	The performance and market price of an underlying, particularly during periods of market volatility, may not correlate with the performance of the respective fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Each underlying does not fully replicate the respective fund underlying index and may hold securities that are different than those included in the respective fund underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of the respective fund underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and the respective fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting an underlying may impact the variance between the performance of such underlying and the respective fund underlying index. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of an underlying may differ from the net asset value per share of such underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting an underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying, and their ability to create and redeem shares of such underlying may be disrupted. Under these circumstances, the market price of shares of such underlying may vary substantially from the net asset value per share of such underlying or the level of the respective fund underlying index.

For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of the respective fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Any of these events could materially and adversely affect the price of the shares of an underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to an underlying on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event with respect to such underlying to occur, and such determination may affect the maturity payment amount of the securities. If the calculation agent determines that no market disruption event with respect to an underlying has taken place, the maturity payment amount would be based on the published closing price per share of such underlying on the calculation day, even if the shares of such underlying are underperforming the respective fund underlying index or the component securities of the respective fund underlying index and/or trading below the net asset value per share of such underlying.

▪	Adjustments to the underlyings or the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying (Invesco Capital Management LLC for the QQQ Shares and The Vanguard Group, Inc. for the VGT Shares), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of an underlying and the value of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that could affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

▪	Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

February 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Invesco QQQ TrustSM, Series 1 Overview

Invesco QQQ TrustSM, Series 1 is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1 to its current name, and effective on or about June 4, 2018, the name of the sponsor of Invesco QQQ TrustSM, Series 1 was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Invesco Capital Management LLC pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the QQQ Shares is accurate or complete.

The following graph sets forth the daily closing prices of the QQQ Shares for the period from January 1, 2019 through February 7, 2024. The closing price of the QQQ Shares on February 7, 2024 was $431.99. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the QQQ Shares as an indication of future performance, and no assurance can be given as to the closing price of the QQQ Shares at any time, including on the call date or the calculation day.

Shares of the Invesco QQQ TrustSM, Series 1 Daily Closing Prices January 1, 2019 to February 7, 2024

This document relates only to the securities offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding Invesco Capital Management LLC from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco Capital Management LLC. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco Capital Management LLC is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco Capital Management LLC could affect the value received with respect to the securities and therefore the value of the securities.

February 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with Invesco Capital Management LLC. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Invesco Capital Management LLC, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of Invesco Capital Management LLC as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

The securities are not sponsored, endorsed, sold, or promoted by Invesco Capital Management LLC. Invesco Capital Management LLC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Invesco Capital Management LLC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Nasdaq-100 Index®. The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

February 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Vanguard Information Technology ETF Overview

The Vanguard Information Technology ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI US Investable Market Information Technology 25/50 Index, which measures the investment return of information technology stocks. The Vanguard Information Technology ETF is managed by The Vanguard Group, Inc. (“Vanguard”), a registered investment company that consists of numerous separate investment portfolios, including the Vanguard Information Technology ETF. Information provided to or filed with the Commission by Vanguard pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 002-17620 and 811-01027, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VGT Shares is accurate or complete.

The following graph sets forth the daily closing prices of the VGT Shares for the period from January 1, 2019 through February 7, 2024. The closing price of the VGT Shares on February 7, 2024 was $511.06. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the VGT Shares as an indication of future performance, and no assurance can be given as to the closing price of the VGT Shares at any time, including on the call date or the calculation day.

Shares of the Vanguard Information Technology ETF Daily Closing Prices January 1, 2019 to February 7, 2024

This document relates only to the securities offered hereby and does not relate to the VGT Shares. We have derived all disclosures contained in this document regarding Vanguard from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the VGT Shares (and therefore the price of the VGT Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the VGT Shares.

February 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

We and/or our affiliates may presently or from time to time engage in business with Vanguard. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VGT Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment linked to the VGT Shares.

The securities are not sponsored, endorsed, sold, or promoted by Vanguard. Vanguard makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Vanguard has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI US Investable Market Information Technology 25/50 Index. The MSCI US Investable Market Information Technology 25/50 Index, which is calculated, maintained and published by MSCI Inc., is comprised of stocks of U.S. companies in the Global Industry Classification Standard (GICS) information technology sector. The GICS information technology sector is made up of internet services and infrastructure companies, companies that provide information technology consulting and services, technology hardware and equipment and semiconductors and semiconductor equipment manufacturers.

February 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation-Tax Consequences to U.S. Holders-Securities Treated as Single Financial Contracts that are Open Transactions-Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

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Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Invesco QQQ TrustSM, Series 1 and the Vanguard Information Technology ETF due February 22, 2027

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

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